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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


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
SUBSIDIARY                                                State of Incorporation
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
1.   LTM New York, Inc.                                  Delaware
2.   LTM Spanish Holdings Inc.                           Delaware
3.   Loews Theatre Management Corp.                      Delaware
4.   Star Theatres, Inc.                                 Delaware
5.   Star Theatres of Michigan, Inc.                     Delaware
6.   Rochester Hills Star Theatres, Inc.                 Michigan
7.   Taylor Star Theatres, Inc.                          Michigan
8.   Loews USA Cinemas Inc.                              Delaware
9.   S & J Theatres Inc.                                 California
10.  Hawthorne Amusement Corporation                     New York
11.  Hinsdale Amusement Corporation.                     New York
12.  Loews Bay Terrace Cinemas, Inc.                     Delaware
13.  Loews Boulevard Cinemas, Inc.                       New York
14.  Loews Broadway Cinemas, Inc.                        New York
15.  Loews Crystal Run Cinemas, Inc.                     New York
16.  Loews Dewitt Cinemas, Inc.                          New York
17.  Loews East Village Cinemas, Inc.                    New York
18.  Loews Elmwood Cinemas, Inc.                         New York
19.  Loews Fine Arts Cinemas, Inc.                       New York
20.  Loews Greece Cinemas, Inc.                          Delaware
21.  Loews Levittown Cinemas, Inc.                       New York
22.  Loews Lincoln Theatre Holding Corp.                 New York
23.  Loews Monroe Cinema, Inc.                           Delaware
24.  Loews Orpheum Cinemas, Inc.                         New York
25.  Loews Palisades Center Cinemas, Inc.                New York
26.  Loews Paradise Cinemas, Inc.                        New York
27.  Loews Pittsford Cinemas, Inc.                       Delaware
28.  Loews Roosevelt Field Cinemas, Inc.                 New York
29.  Loews South Shore Cinemas, Inc.                     Delaware
30.  Loews Stonybrook Cinemas, Inc.                      Delaware
31.  Loews 34th St. Showplace Cinemas, Inc.              New York
32.  Loews Towne Cinemas, Inc.                           New York
33.  Loews Trylon Theatre, Inc.                          New York
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
34.  Loews Westgate Cinemas, Inc.                        New York
35.  Poli-New England Theatres, Inc.                     Delaware
36.  Putnam Theatrical Corporation                       New York
37.  71st & 3rd Ave. Corp.                               New York
38.  Tri-Son Supply Corp.                                New York
39.  Westchester Cinemas, Inc.                           New York
40.  Cinema 275 East, Inc.                               Ohio
41.  Cityplace Cinemas, Inc.                             Texas
42.  Colorado Cinemas, Inc.                              Colorado
43.  Crestwood Cinemas, Inc.                             Illinois
44.  District Amusement Corporation                      New York
45.  Eton Amusement Corporation                          New York
46.  Forty-Second Street Cinemas, Inc.                   New York
47.  Fountain Cinemas, Inc.                              Texas
48.  Gerard Theatre Corporation                          New York
49.  Kips Bay Cinemas, Inc.                              Delaware
50.  Lance Theatre Corporation                           New York
51.  Liberty Tree Cinema Corp.                           Massachusetts
52.  Loews Akron Cinemas, Inc.                           Delaware
53.  Loews Arlington Cinemas, Inc.                       Delaware
54.  Loews Arlington West Cinemas, Inc.                  Texas
55.  Loews Astor Plaza, Inc.                             New York
56.  Loews Baltimore Cinemas, Inc.                       Maryland
57.  Loews Berea Cinemas, Inc.                           Delaware
58.  Loews California Theatres, Inc.                     New York
59.  Loews Cedar Cinemas, Inc.                           Delaware
60.  Loews Centerpark Cinemas, Inc.                      Maryland
61.  Loews Century Mall Cinemas, Inc.                    Indiana
62.  Loews Cheri Cinemas, Inc.                           Massachusetts
63.  Loews Cherry Tree Mall Cinemas, Inc.                Indiana
64.  Loews Chicago Cinemas, Inc.                         Illinois
65.  Loews Chisholm Place Cinemas, Inc.                  Texas
66.  Loews Cinemas Advertising, Inc.                     Illinois
67.  Loews Clarksville Cinemas, Inc.                     Indiana
68.  Loews Connecticut Cinemas, Inc.                     Connecticut
69.  Loews Coral Spring Cinemas, Inc.                    Florida
70.  Loews Deauville Gulf Cinemas, Inc.                  Texas
71.  Loews Deauville Kingwood Cinemas, Inc.              Texas
72.  Loews Deauville North Cinemas, Inc.                 Texas
73.  Loews Deauville Southwest Cinemas, Inc.             Texas
74.  Loews East Hanover Cinemas, Inc.                    New Jersey
75.  Loews Exhibition Ride Inc.                          Delaware
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
76.  Loews Fort Worth Cinemas, Inc.                      Texas
77.  Loews Freehold Mall Cinemas, Inc.                   New Jersey
78.  Loews Fresh Pond Cinemas, Inc.                      Massachusetts
79.  Loews Front Street Cinemas, Inc.                    Pennsylvania
80.  Loews Fuqua Park Cinemas, Inc.                      Texas
81.  Loews Greenwich Cinemas, Inc.                       Connecticut
82.  Loews Greenwood Cinemas, Inc.                       Delaware
83.  Loews Harmon Cove Cinemas, Inc.                     New Jersey
84.  Loews Houston Cinemas, Inc.                         Texas
85.  Loews I-45 Cinemas, Inc.                            Texas
86.  Loews Indiana Cinemas, Inc.                         Indiana
87.  Loews Kentucky Cinemas, Inc.                        Kentucky
88.  Loews Lafayette Cinemas, Inc.                       Indiana
89.  Loews Lincoln Plaza Cinemas, Inc.                   Texas
90.  Loews Louisville Cinemas, Inc.                      Kentucky
91.  Loews Meadowland Cinemas 8, Inc.                    New Jersey
92.  Loews Meadowland Cinemas, Inc.                      New Jersey
93.  Loews Memorial City Cinemas, Inc.                   Texas
94.  Loews Merrillville Cinemas, Inc.                    Illinois
95.  Loews Montgomery Cinemas, Inc.                      Pennsylvania
96.  Loews Mountainside Cinemas, Inc.                    New Jersey
97.  Loews New Jersey Cinemas, Inc.                      New Jersey
98.  Loews Newark Cinemas, Inc.                          New Jersey
99.  Loews Norgate Cinemas, Inc.                         Indiana
100.  Loews Norwalk Cinemas, Inc.                        Connecticut
101.  Loews Operational Ride Theaters Inc.               Delaware
102.  Loews Orland Park Cinemas, Inc.                    Illinois
103.  Loews Park Central Cinemas, Inc.                   Texas
104.  Loews Pembroke Pines Cinemas, Inc.                 Florida
105.  Loews Pentagon City Cinemas, Inc.                  Virginia
106.  Loews Piper's Theatres, Inc.                       Illinois
107.  Loews Pocono Cinemas, Inc.                         Pennsylvania
108.  Loews Preston Park Cinemas, Inc.                   Texas
109.  Loews Richmond Mall Cinemas, Inc.                  Ohio
110.  Loews Ridgefield Park Cinemas, Inc.                New Jersey
111.  Loews Rolling Meadows Cinemas, Inc.                Illinois
112.  Loews Saks Cinemas, Inc.                           Delaware
113.  Loews Showboat Cinemas, Inc.                       New Jersey
114.  Loews Southland Cinemas, Inc.                      Delaware
115.  Loews Theatres Clearing Corp.                      Delaware
116.  Loews Toms River Cinemas, Inc.                     New Jersey
117.  Loews Vestal Cinemas, Inc.                         Delaware
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
118.  Loews Washington Cinemas, Inc.                     Delaware
119.  Loews West Cinemas, Inc.                           Delaware
120.  Loews West Long Branch Cinemas, Inc.               New Jersey
121.  Loews Westerville Cinemas, Inc.                    Delaware
122.  Loews Westport Cinemas, Inc.                       Connecticut
123.  Loews Williston Cinemas, Inc.                      Vermont
124.  Loews Worldgate Cinemas, Inc.                      Virginia
125.  Loews Yorktown Cinemas, Inc.                       Delaware
126.  Loews-Hartz Music Makers Theatres, Inc.            New Jersey
127.  Andy Candy Co., Inc.                               New Jersey
128.  Castle Theatre Corp.                               Delaware
129.  Cinnaminson Theatre Corp.                          New Jersey
130.  Circle Twin Cinema Corp.                           New Jersey
131.  Freehold Cinema Center, Inc.                       New Jersey
132.  Middlebrook Theatre Corporation                    New Jersey
133.  Music Makers Theatres, Inc.                        New Jersey
134.  Berkeley Cinema Corp.                              New Jersey
135.  Brick Plaza Cinemas, Inc.                          New Jersey
136.  Bricktown Picture Corp.                            New Jersey
137.  College Theatre Corp.                              New Jersey
138.  New Brunswick Cinemas, Inc.                        New Jersey
139.  Crofton Quad Corporation                           Maryland
140.  H&M Cinema Corporation                             Maryland
141.  East Windsor Picture Corp.                         New Jersey
142.  Eatontown Theatre Corp.                            New Jersey
143.  Freehold Picture Corp.                             New Jersey
144.  Mall Picture Corp.                                 New Jersey
145.  Paramay Picture Corp.                              New Jersey
146.  Toms River Theatre Corp.                           New Jersey
147.  Quad Cinema Corp.                                  New Jersey
148.  Red Bank Theatre Corporation                       New Jersey
149.  Stroud Mall Cinemas, Inc.                          Pennsylvania
150.  Triangle Theatre Corp.                             Delaware
151.  Massachusetts Cinema Corp.                         Massachusetts
152.  Minnesota Cinemas, Inc.                            Minnestoa
153.  Nutmeg Theatre Circuit, Inc.                       Delaware
154.  Parkchester Amusement Corporation                  New York
155.  Parsippany Theatre Corp.                           New Jersey
156.  Plainville Cinemas, Inc.                           Connecticut
157.  Talent Booking Agency, Inc.                        New York
158.  Theatre Holdings, Inc.                             Delaware
159.  Crescent Advertising Corporation                   New York
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
160.  Downstate Theatre Corporation                      New York
161.  Fall River Cinema, Inc.                            Massachusetts
162.  Loews Brookfield Cinemas, Inc.                     Connecticut
163.  Loews Post Cinemas, Inc.                           Connecticut
164.  Midstate Theatre Corp.                             New York
165.  U.S.A. Cinemas, Inc.                               Delaware
166.  Loews Bristol Cinemas, Inc.                        Connecticut
167.  Loews Burlington Cinemas, Inc.                     Vermont
168.  Loews Holiday Cinemas, Inc.                        Connecticut
169.  Loews Mohawk Mall Cinemas, Inc.                    New York
170.  Mid-States Theatres, Inc.                          Ohio
171.  Beaver Valley Cinemas, Inc.                        Ohio
172.  Campus Cinemas, Inc.                               Kentucky
173.  Cine West, Inc.                                    Ohio
174.  Cinema Development Corporation                     Ohio
175.  Cinema Investments, Inc.                           Ohio
176.  Continent Cinemas, Inc.                            Ohio
177.  D.H. Garfield Advertising Agency, Inc.             Ohio
178.  Flat Woods Theater Corporation                     Kentucky
179.  I-75 Theatres, Inc.                                Kentucky
180.  J-Town Cinemas, Inc.                               Kentucky
181.  Lexington Mall Cinemas Corporation                 Kentucky
182.  Lexington North Park Cinemas, Inc.                 Kentucky
183.  Lexington South Park Cinemas, Inc.                 Kentucky
184.  Mickey Amusements, Inc.                            Ohio
185.  Midcin Inc.                                        Kentucky
186.  Midtown Cinema, Inc.                               Kentucky
187.  Montclair Cinemas, Inc.                            Ohio
188.  Oxmoor Cinemas, Inc.                               Kentucky
189.  Plaza Cinemas, Inc.                                Ohio
190.  Raceland Cinemas, Inc.                             Kentucky
191.  Salem Mall Theatre, Inc.                           Ohio
192.  Sycamore Theatre, Inc.                             Ohio
193.  Times Theatres Corporation                         Ohio
194.  Towne Center Cinemas, Inc.                         Ohio
195.  Tri-County Cinemas, Inc.                           Ohio
196.  Westland Cinemas, Inc.                             Kentucky
197.  Moviehouse Cinemas, Inc.                           Connecticut
198.  Nickelodeon Boston, Inc.                           Massachusetts
199.  Northern New England Theatres, Inc.                Massachusetts
200.  Sack Theatres, Inc.                                Massachusetts
201.  Village Cinemas, Inc.                              New York
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
202.  Webster Chicago Cinemas, Inc.                      Illinois
203.  White Marsh Cinemas, Inc.                          New Jersey
204.  Woodridge Cinemas, Inc.                            Illinois
206.  Plitt Theatres, Inc.                               Delaware
207.  RKO Century Warner Theatres, Inc.                  Delaware
208.  The Walter Reade Organization, Inc.                Delaware
209.  Plitt Southern Theatres, Inc.                      Delaware
210.  Cineplex Odeon Films, Inc.                         Delaware
211.  Cineplex Odeon Films International, Inc.           Delaware
212.  C.O.H. Entertainment, Inc.                         Delaware
213.  Sedgwick Music Company                             California
214.  Boston Cinemas, Inc.                               Massachusetts
215.  Illinois Cinemas, Inc.                             Illinois
216.  Loews Citywalk Theatre Corporation                 California
217.  Methuen Cinemas, Inc.                              Massachusetts
218.  North Star Cinemas, Inc.                           Illinois
219.  Rosemont Cinemas, Inc.                             Illinois
220.  South Holland Cinemas, Inc.                        Illinois
221.  Woodfield Cinemas, Inc.                            Illinois
222.  Cineplex Odeon Corporation                         Canada
223.  Cineplex Odeon (Quebec) Inc.                       Canada
224.  158983 Canada Inc.                                 Canada
225.  Les Films Cineplex Odeon Quebec Inc.               Quebec
226.  619918 Ontario Ltd. (Canada Square)                Ontario
227.  796278 Ontario Limited                             Ontario
228.  796279 Ontario Limited                             Ontario
229.  1002817 Ontario Limited                            Ontario
230.  1002818 Ontario Limited                            Ontario
231.  140075 Canada Limited/Ltee.                        Canada
232.  Cine Parc Mercier Inc.                             Quebec
233.  The Film House Group Inc.                          Ontario
234.  Cineplex Odeon International B.V.                  Netherlands
235.  Cineplex Odeon (Barbados) Inc.                     Barbados
236.  Cineplex Odeon Hungary KFT                         Hungary
237.  LTM Spain, S.L.                                    Spain
238.  Cineplex Odeon s.r.o.                              Czech Republic
239.  Europlex LCE KinobetriebsgmbH                      Austria
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